UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 27, 2011

COSTCO WHOLESALE CORPORATION

(Exact name of registrant as specified in its charter)

Washington	0-20355	91-1223280
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

999 Lake Drive

Issaquah, WA 98027

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 425-313-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

On January 27, 2011, Costco Wholesale Corporation (the “Company”) held its 2011 Annual Meeting of Shareholders. There were 436,312,048 shares of common stock entitled to be voted; 378,194,398 shares were voted in person or by proxy. The Company’s shareholders voted on the following matters:

1.	The election of each of the four Class III directors nominated by the Board of Directors to hold office until the 2014 Annual Meeting of Shareholders and until their successors are elected and qualified;

2.	The ratification of the selection of KPMG LLP as the Company’s independent auditors for fiscal year 2011;

3.	On an advisory basis, the approval of the executive compensation disclosed in the Company’s Proxy Statement dated December 13, 2010; and

4.	On an advisory basis, the frequency of the advisory vote on executive compensation.

The results of the shareholder votes are set forth below:

Board of Directors.

Nominees	For	Withheld	Broker Non-Votes
Susan L. Decker	319,164,943	3,686,862	55,342,593
Richard M. Libenson	299,407,329	23,444,476	55,342,593
John W. Meisenbach	299,158,646	23,693,159	55,342,593
Charles T. Munger	296,096,218	26,755,587	55,342,593

Independent Auditor

For	Against	Abstain
376,232,629	1,652,469	309,300

Approval, on an Advisory Basis, of Executive Compensation

For	Against	Abstain	Broker Non-Votes
317,589,436	3,617,824	1,644,545	55,342,593

Advisory Vote on Frequency of Advisory Vote on Executive Compensation

One Year	Two Years	Three Years	Abstain
168,783,524	11,844,025	140,361,723	1,862,533

On January 27, 2011, the Board of Directors of the Company determined that it will include annually in the proxy materials a shareholder vote on the compensation of executives until the next required shareholder vote on the frequency of shareholder votes on the compensation of executives.

Item 8.01. Other Events

The Board of Directors declared a quarterly cash dividend on the Company’s common stock. The dividend of $.205 per share declared on January 27, 2011, is payable February 25, 2011, to shareholders of record at the close of business on February 11, 2011.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits. The following exhibits are included in this report:

99.1.	Press release dated January 27, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, on January 31, 2011.

COSTCO WHOLESALE CORPORATION

By:	/s/ Richard A. Galanti
Richard A. Galanti,
Executive Vice President and Chief Financial Officer

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